EXHIBIT 32.0

Certification Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned officer of Income Opportunity Realty Investors, Inc., a Nevada Corporation (the “Company”), hereby certifies that:

1.	The Company’s Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Company’s Annual Report in Form 10-K for the year ended December 31, 2004, fairly presents, in all material respects, the financial condition and result of operations of the Company at and for the periods indicated.

Date: March 30, 2005	/s/ Robert N. Crouch II
Robert N. Crouch II
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer and Acting Principal Executive Officer)